Exhibit 23(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-57859, 33-57861, 333-02899, 333-27755, 333-35879, 333-64074-01, 333-98675, 333-101218 and 333-105129) and Form S-8 (Nos. 33-52367, 33-57865, 33-57867, 33-57871, 333-03989, 333-50035, 333-69823, 333-81471, 333-36540, 333-36538, 333-52278 and 333-104934) of BB&T Corporation of our report dated January 28, 2003 except as to Note 7 and Note 20 which are as of December 11, 2003 relating to the consolidated financial statements, which appears in this Current Report on Form 8-K.

PRICEWATERHOUSECOOPERS LLP

Greensboro, North Carolina

December 11, 2003

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